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                                                                  Exhibit (d)(7)


                                                       CONFIDENTIALITY AGREEMENT


First Union Securities, Inc.
(dba) Wachovia Securities
301 South College Street
Charlotte, North Carolina
28288-0745

Ladies and Gentlemen:

      You have advised us that you are acting on behalf of Paravant Inc. (together with its subsidiaries and affiliates collectively, "Paravant" or the "Company") in its consideration of a possible sale of the Company and you have agreed to discuss with us a possible transaction (the "Transaction") involving the Company and/or its stockholders, which may include a possible merger, acquisition of stock or assets, or other extraordinary transaction involving the Company. As a condition to such discussions, you have required that we agree to keep strictly confidential all Information (as defined below) conveyed to us regarding this matter.

      This letter will confirm our agreement with you and Paravant to retain in strict confidence all information (whether oral or written) conveyed to us by Paravant, its agents, or you regarding the Company (collectively, the "Information"), unless such Information is publicly available, we can clearly establish that such Information was known to us, without any direct or indirect obligation of confidentiality, prior to your disclosure, or such Information is or becomes available to us on a nonconfidential basis from a source other than you, Paravant, or its agents, provided that such other source is not bound by a confidentiality agreement with you or Paravant. We will use such Information only in connection with our consideration of whether to enter into the Transaction and will not otherwise use it in our business or disclose it to others, except that we shall have the right to communicate the Information to such of our directors, officers, advisors, employees, and affiliates (if any) who are required by their duties to have knowledge thereof, provided that each such person is informed that such Information is strictly confidential and subject to this agreement and agrees not to disclose or use such Information except as provided herein. We hereby agree to be responsible for any breach of this agreement by our officers, directors, advisors, employees, and/or affiliates or any of our representatives. In the event that we become legally compelled by deposition, subpoena, or other court or governmental action to disclose any of the confidential Information covered by this agreement, we shall provide Paravant with prompt prior written notice to that effect, and we will cooperate with Paravant if it seeks to obtain a protective order concerning such confidential Information.

      Except during the ordinary course of business, we agree not to initiate contact, or engage in discussions, with any employee, customer, or supplier of Paravant without the express prior written consent of you or the Company. Unless we complete a Transaction with the Company, we agree not to solicit for employment any officers or management employees of the Company, without the written consent of the Company, for a period of two years from the date of this letter.

      Until the expiration of two years from the date of this letter, we will not and will ensure that our officers, directors, advisors, employees, and affiliates will not, without the prior written
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                                                       CONFIDENTIALITY AGREEMENT
                                                                          Page 2


approval of the Board of Directors of the Company, (i) acquire or agree to acquire or make any proposal to acquire directly or indirectly any securities or property of the Company; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company; (iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the Company; or (iv) otherwise act alone or in concert with others, directly or indirectly, to seek to control, advise, change, or influence the management, Board of Directors, or policies of the Company.

      We acknowledge that neither Paravant nor any of its directors, officers, employees, stockholders, or agents make any representation as to the accuracy or completeness of the Information and that neither Paravant nor any of its directors, officers, employees, stockholders, or agents shall have any liability to us as a result of our use of such Information.

      We also agree that without prior written consent of Paravant, we and our officers, directors, advisors, employees, and affiliates will not disclose to any other person that we have received such Information, that we are in discussions or negotiations with you and Paravant in connection with the Transaction, or that the Board of Directors of Paravant is contemplating the Transaction.

      We acknowledge and will advise all of our directors, officers, employees, affiliates, and other representatives who are informed of the matters which are the subject of this letter that U.S. securities law prohibit any person who has material, nonpublic information concerning an issuer of publicly held securities from purchasing or selling such securities.

      We acknowledge that Paravant reserves the right to reject any or all offers relating to the Transaction. We further acknowledge that Paravant reserves the right to discontinue discussions at any time and to conduct the process relating to the Transaction as in its sole discretion it shall determine (including, without limitation, negotiating with any prospective purchasers, and entering into a definitive agreement without prior notice to us or any other person or to change any procedures relating to such sale without notice to us or any other person). We shall have no claim against Paravant or any of its directors, officers, representatives, affiliates, or agents arising out of or relating to any Transaction other than as against them as named parties to a definitive agreement and only in accordance with the express terms and conditions thereof.

      We agree to take all reasonable precautions to prevent loss or theft of any Information while in our possession. Upon the Company's request, we agree to return to you all written Information provided to us relating to Paravant We also agree to destroy any memoranda, notes, emails, or other writings or electronic files prepared by us or our representatives based on such
Information, together with all copies of such Information in our possession or under our control to which we have access. We agree that neither Paravant nor First Union Securities, Inc. shall be obligated to pay any fees on our behalf to any brokers, finders, or other parties claiming to represent us in this Transaction. Without limiting the generality of the nondisclosure agreements
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                                                       CONFIDENTIALITY AGREEMENT
                                                                          Page 3

contained herein above, it is further understood that we are strictly prohibited by this letter from acting as a broker or an agent using any of the Information provided to us.

      We agree that Paravant or First Union Securities, Inc. shall be entitled to specific performance or other equitable relief, including injunction, in the event of any breach or threatened breach of the provisions of this letter, without prejudice to the related legal or equitable rights of DRS Technologies, Inc. Such remedy shall not be deemed to be the exclusive remedy for a breach of this letter but shall be in addition to all other remedies at law or equity. The parties hereto acknowledge that any action or proceeding arising out of or relating to this letter agreement shall be determined by the United States District Court for the Middle District of Florida and this agreement shall be interpreted and construed in its entirety in accordance with the laws of the State of Florida.

                                  Name:    /s/ Nina L. Dunn
                                           -------------------------------------
                                  Title:   Exec. Vice President, General Counsel
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                                  Company: DRS Technologies, Inc.
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                                  Date:    4/24/02
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